FORM 8-K

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D. C.  20549


                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):
                        November 7, 1997


                  First Financial Holdings, Inc.
        (Exact name of registrant as specified in charter)



Delaware                    0-17122                  57-0866076
State or other             Commission            I.R.S. Employer
jurisdiction of           File Number              I. D. number
incorporation


       34 Broad Street, Charleston, South Carolina  29401
            (Address of principal executive offices)


                         (803) 529-5800
      Registrant's telephone number (including area code)


                         Not Applicable
 (Former name or former address, if changed since last report)

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Item 5.  Other Events

   On November 7, 1997, First Financial Holdings, Inc. ("Corporation") consummated the previously announced acquisition of Investors Savings Bank of South Carolina, Inc. ("Investors"). The acquisition was accomplished by the merger of Investors into the Corporation s wholly-owned subsidiary, Peoples Federal Savings and Loan Association of South Carolina. Each share of Investors common stock was converted into the right to receive
1.36 shares of the Corporation s common stock. The Corporation will issue approximately 354,399 shares in exchange for all of the outstanding shares of Investors common stock. Based on the last reported sale price of the Corporation s common stock on November 7, 1997, such shares had an aggregate value of approximately $14.4 million. Cash will be paid in lieu of fractional shares. Investors operated two branches in Florence, South Carolina and at September 30, 1997 had assets of $62.7 million, deposits of $55.0 million and stockholders equity of $7.3 million.

   Additional information concerning the acquisition is contained in the press release issued by the Corporation on November 10, 1997, attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

   (c)  Exhibits:

        2 Agreement and Plan of Merger dated June 25, 1997 by and between First Financial Holdings, Inc., Peoples
           Federal Savings and Loan Association of South
           Carolina and Investors Savings Bank of South
           Carolina, Inc. (incorporated by reference to Appendix A to the Prospectus/Proxy Statement contained in the Corporation s Registration
           Statement on Form S-4 (File No. 333-33951)).

       99  Press Release dated November 10, 1997.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   FIRST FINANCIAL HOLDINGS,
                                   INC.


                                   By: /S/ A.  Thomas Hood
                                      A. Thomas Hood
                                      President and Chief
                                      Executive Officer



Date: November 13, 1997

                           Exhibit 99

              Press release dated November 10, 1997



                                 Contact:  Susan E. Baham
                                           Senior Vice President
                                           (803) 529-5601

      FIRST FINANCIAL HOLDINGS, INC. COMPLETES ACQUISITION
           OF INVESTORS SAVINGS BANK OF SOUTH CAROLINA

Charleston, South Carolina (November 10, 1997) -- First Financial Holdings, Inc. (NASDAQ: FFCH), today announced that the acquisition of Investors Savings Bank of South Carolina, Inc. was completed at the close of business on Friday, November 7, 1997. Founded in 1984, Investors Savings Bank has approximately $62.7 million in total assets, $55.0 million in deposits, $47.1 million in loans and $7.3 million in stockholders equity at September 30, 1997. Investors Savings Bank operates two full service branches in the City of Florence, South Carolina. The transaction will be accounted for as a pooling of interests. Each share of Investors Savings Bank common stock will be exchanged for 1.36 shares of First Financial common stock. The deal is valued at approximately $14.4 million based on Friday s closing price of $40.75 per First Financial share.

     A. Thomas Hood, President and Chief Executive Officer, commented, "Through the merger of Investors into our subsidiary, Peoples Federal, we are combining experienced management and staff of both institutions to better serve the Florence, South Carolina market. We are excited to begin a new era in Florence for Peoples Federal under the leadership of Joe Carson who is now Senior Vice President and Florence City Executive of Peoples Federal."

     First Financial is a $1.8 billion multiple thrift holding company for First Federal of Charleston and Peoples Federal Savings and Loan Association of Conway. The Associations operate a total of 34 offices in South Carolina located in the Charleston Metropolitan area and Horry, Georgetown and Florence Counties, a loan origination office in coastal North Carolina and a private banking office in Hilton Head, South Carolina.